UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           June 8, 2009

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by Lexicon Pharmaceuticals, Inc. with the Securities and Exchange Commission and dated June 8, 2009, for the purpose of correcting the inadvertent failure to include Exhibit 10.1 thereto.

Item 1.01                                Entry into a Material Definitive Agreement

On June 8, 2009, we entered into an amendment to our Second Amended and Restated Collaboration and License Agreement dated as of November 30, 2005 with Genentech, Inc.  In the amendment, Genentech agreed to waive its option on the potential development and commercialization of our LG842 and LG843 biotherapeutics programs, along with certain associated diligence requirements, in exchange for our agreement to waive our right to select up to four additional targets from the alliance for our own internal biotherapeutics drug discovery and to receive the initial milestone payment (at the filing of an investigational new drug application) for up to two Genentech products resulting from the alliance.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.		Description
10.1	—	Amendment, dated June 8, 2009, to Second Amended and Restated Collaboration and License Agreement, dated November 30, 2005, with Genentech, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Company Name

Date: September 2, 2009	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
10.1	—	Amendment, dated June 8, 2009, to Second Amended and Restated Collaboration and License Agreement, dated November 30, 2005, with Genentech, Inc.